                        Exhibit 23.0 Consent of BKD, LLP

                              [BKD,LLP LETTERHEAD]

                        INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
Citizens First Financial Corp.

We have issued our report dated January 30, 2002 on the consolidated financial statements of Citizens First Financial Corp. and Subsidiary appearing in the Company's 2001 Annual Report to Stockholders. We consent to the incorporation by reference in the Registration Statements of Citizens First Financial Corp. on Form S-8 (Registration Statement Nos. 333-79389, 333-37925 and 333-41615) and in this Form 10-K of the aforementioned report.

BKD, LLP

Decatur, Illinois
March 27, 2002

                                      -27-